Phunware Reports Third Quarter 2024 Financial Results

AUSTIN, Texas, November 7, 2024 (GLOBE NEWSWIRE) -- Phunware, Inc. (“Phunware” or the “Company”) (NASDAQ: PHUN), a leader in enterprise cloud solutions for mobile applications, announces its financial results for the quarter ended September 30, 2024.

Financial Highlights

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Steady progress in reducing net loss; Net loss from continuing operations was $2.8 million, or ($0.25) per share, for Q3 2024, as compared to a net loss of $13.7 million, or ($5.72) per share, for Q3 20231
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Net cash used in operating activities from continued operations was $10.4 million for Q3 2024, as compared to $14.6 million for Q3 2023
●
Year-to-date software and subscription bookings up 300% over prior year
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Cash and cash equivalents as of September 30, 2024 was $35.5 million
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Subsequent to the end the third quarter and based on proceeds from the Company’s use of the at-the-market (ATM) financing facility, the Company’s cash and cash equivalents as of November 6, 2024 was approximately $110 million.

1 Based on 11.1 million weighted average shares outstanding as of September 30, 2024 and 2.4 million weighted shares outstanding as of September 30, 2023. Basic and diluted shares outstanding are the same and all figures reflect the effectuation of a 50:1 reverse stock split in February 2024

Recent Business Highlights

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Issued a Letter to Stockholders
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Appointed Stephen Chen as Interim CEO following the retirement of former CEO Mike Snavely
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Appointed global technology and AI leader Rahul Mewawalla as Chairman of the Board
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Signed a term sheet to acquire a controlling interest in MyCanvass, LLC, which is currently indirectly majority owned and controlled by Campaign Nucleus, a SaaS platform company founded by Brad Parscale

Phunware Interim CEO Stephen Chen commented, “As we look ahead, Phunware’s future direction is centered on innovation that empowers both enterprises and public sector entities to navigate the complexities of the digital age with confidence and security. We are committed to helping companies and federal agencies unlock the potential of AI in ways that support their operational goals while safeguarding their proprietary data. Our secure, localized AI frameworks will give our partners the tools to apply generative AI without compromising control over sensitive information. This approach reflects our dedication to being a trusted ally across corporate and federal landscapes, enabling sectors from healthcare and finance to national security to leverage advanced capabilities that meet the highest standards of security and compliance.

“Our expanded focus includes developing and delivering AI-driven platforms that make real-time, on-demand coordination and engagement accessible to organizations of all sizes, allowing them to scale their efforts and achieve targeted outcomes efficiently. Phunware’s commitment aligns with our broader vision of supporting secure and transformative digital solutions that meet the unique needs of government and corporate clients alike. In the coming years, Phunware will continue to lead with data integrity, operational excellence, and customer-centricity, empowering our partners to achieve sustainable success in an era where digital trust is paramount. Lastly, our CFO, Troy Reisner, has made the decision step down from his position and depart Phunware by November 30, 2024. I would like to thank Troy for his service to Phunware and acknowledge his pivotal role in leading the financial side of our Company, including our capital markets programs, during his tenure and we wish him the best,” Mr. Chen concluded.

Third Quarter 2024 Earnings Conference Call

Phunware management will host a live conference call today at 4:30 p.m. ET to review financial results and provide an update on corporate developments. Following management’s formal remarks, there will be a question-and-answer session.

To listen to the conference call, interested parties within the U.S. should dial 1-888-506-0062 (domestic) or 973-528-0011 (international). All callers should dial in approximately 10 minutes prior to the scheduled start time and use Participant Access Code 704558 to be joined into the Phunware conference call.

The conference call will also be available through a live webcast that can be accessed at Phunware 3Q24 Earnings Webcast. A webcast earnings call replay will be available approximately one hour after the live call until November 7, 2025 with this same weblink.

A telephonic replay of the call will be available until November 21, 2024 by dialing 1-877-481-4010 (or 919-882-2331 for international callers) and using replay access code 51482.

About Phunware

Phunware, Inc. (NASDAQ: PHUN) is an enterprise software company specializing in mobile app solutions with integrated intelligent capabilities. We provide businesses with the tools to create, implement, and manage custom mobile applications, analytics, digital advertising, and location-based services. Phunware is transforming mobile engagement by delivering scalable, personalized, and data-driven mobile app experiences.

Phunware’s mission is to achieve unparalleled connectivity and monetization through widespread adoption of Phunware mobile technologies, leveraging brands, consumers, partners, digital asset holders, and market participants. Phunware is poised to expand its software products and services audience through its new platform, utilize and monetize its patents and other intellectual property, and reintroduce its digital asset ecosystem for existing holders and new market participants.

For more information on Phunware, please visit www.phunware.com. To better understand and leverage generative AI and Phunware’s mobile app technologies, visit https://ai.phunware.com/advocacy

Safe Harbor / Forward-Looking Statements

This press release includes forward-looking statements. All statements other than statements of historical facts contained in this press release, including statements regarding our future results of operations and financial position, business strategy and plans, and our objectives for future operations, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “expose,” “intend,” “may,” “might,” “opportunity,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions that convey uncertainty of future events or outcomes are intended to identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. For example, Phunware is using forward-looking statements when it discusses the proposed offering and the timing and terms of such offering and its intended use of proceeds from such offering should it occur.

The forward-looking statements contained in this press release are based on our current expectations and beliefs concerning future developments and their potential effects on us. Future developments affecting us may not be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) and other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors” in our filings with the SEC, including our reports on Forms 10-K, 10-Q, 8-K and other filings that we make with the SEC from time to time. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. These risks and others described under “Risk Factors” in our SEC filings may not be exhaustive.

By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. We caution you that forward-looking statements are not guarantees of future performance and that our actual results of operations, financial condition and liquidity, and developments in the industry in which we operate may differ materially from those made in or suggested by the forward-looking statements contained in this press release. In addition, even if our results or operations, financial condition and liquidity, and developments in the industry in which we operate are consistent with the forward-looking statements contained in this press release, those results or developments may not be indicative of results or developments in subsequent periods.

Investor Relations Contact:

Chris Tyson, Executive Vice President

MZ Group - MZ North America

949-491-8235

PHUN@mzgroup.us

www.mzgroup.us

Phunware Media Contact:

Joe McGurk, Managing Director
917-259-6895
PHUN@mzgroup.us

Financial Tables Follow

Phunware, Inc.

Condensed Consolidated Balance Sheets

(In thousands, except share and per share information)

	September 30,	December 31,
	2024	2023
Assets:	(Unaudited)
Current assets:
Cash and cash equivalents	$35,537	$3,934
Accounts receivable, net of allowance for doubtful accounts of $118 and $86 as of September 30, 2024 and December 31, 2023, respectively	1,078	550
Digital currencies	19	75
Prepaid expenses and other current assets	3,133	374
Current assets of discontinued operation	-	28
Total current assets	39,767	4,961
Property and equipment, net	27	40
Right-of-use asset	943	1,451
Other assets	276	276
Total assets	$41,013	$6,728

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$4,776	$7,836
Accrued expenses	3,005	437
Lease liability	339	629
Deferred revenue	1,153	1,258
PhunCoin subscription payable	1,202	1,202
Debt	-	4,936
Current liabilities of discontinued operation	-	205
Total current liabilities	10,475	16,503

Deferred revenue	713	651
Lease liability	700	1,031
Total liabilities	11,888	18,185

Commitments and contingencies (see Note 7)
Stockholders' equity (deficit)
Common stock, $0.0001 par value; 1,000,000,000 shares authorized; 11,748,780 shares issued and 11,738,650 shares outstanding as of September 30, 2024; and 3,861,578 shares issued and 3,851,448 shares outstanding as of December 31, 2023	1	-
Treasury stock at cost; 10,130 shares as of September 30, 2024 and December 31, 2023	(502)	(502)
Additional paid-in capital	340,731	292,467
Accumulated other comprehensive loss	(418)	(418)
Accumulated deficit	(310,687)	(303,004)
Total stockholders' equity (deficit)	29,125	(11,457)
Total liabilities and stockholders' equity (deficit)	$41,013	$6,728

Phunware, Inc.

Condensed Consolidated Statements of Operations and Comprehensive Loss

(In thousands, except share and per share information)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2024	2023	2024	2023
Net revenues	$665	$1,252	$2,597	$3,892
Cost of revenues	343	621	1,281	2,651
Gross profit	322	631	1,316	1,241

Operating expenses:
Sales and marketing	619	839	1,671	2,837
General and administrative	2,281	2,985	7,051	11,397
Research and development	612	1,042	1,592	4,023
Impairment of goodwill	-	9,043	-	9,043
Total operating expenses	3,512	13,909	10,314	27,300
Operating loss	(3,190)	(13,278)	(8,998)	(26,059)

Other income (expense):
Interest expense	(10)	(264)	(126)	(1,354)
Interest income	381	-	760	-
Gain (loss) on extinguishment of debt	-	(237)	535	(237)
Gain on sale of digital currencies	-	-	-	5,310
Other income, net	59	62	146	497
Total other income (expense)	430	(439)	1,315	4,216
Loss before taxes	(2,760)	(13,717)	(7,683)	(21,843)
Income tax expense	-	-	-	-
Net loss from continuing operations	(2,760)	(13,717)	(7,683)	(21,843)
Net loss from discontinued operation	-	(5,262)	-	(7,929)
Net loss	(2,760)	(18,979)	(7,683)	(29,772)
Other comprehensive loss (income)
Cumulative translation adjustment	-	(37)	-	9
Comprehensive loss	$(2,760)	$(19,016)	$(7,683)	$(29,763)
Net loss from continuing operations per share, basic and diluted	$(0.25)	$(5.72)	$(0.88)	$(9.98)
Net loss from discontinued operations per share, basic and diluted	$-	$(2.19)	$-	$(3.62)

Weighted-average shares used to compute net loss per share, basic and diluted	11,104,174	2,398,873	8,755,908	2,188,101

Phunware, Inc.

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Nine Months Ended
	September 30,
	2024	2023
Operating activities
Net loss	$(7,683)	$(29,772)
Net loss from discontinued operation	-	(7,929)
Net loss from continuing operations	(7,683)	(21,843)
Adjustments to reconcile net loss to net cash used in operating activities:
Gain on sale of digital assets	-	(5,310)
Gain (loss) on extinguishment of debt	(535)	237
Impairment of goodwill	-	9,043
Stock based compensation	1,532	3,662
Other adjustments	653	1,383
Changes in operating assets and liabilities:
Accounts receivable	(561)	(189)
Prepaid expenses and other assets	(2,759)	198
Accounts payable and accrued expenses	(457)	(349)
Lease liability payments	(560)	(761)
Deferred revenue	(43)	(625)
Net cash used in operating activities from continued operations	(10,413)	(14,554)
Net cash used in operating activities from discontinued operations	(177)	(1,315)
Net cash used in operating activities	(10,590)	(15,869)
Investing activities
Proceeds received from sale of digital currencies	-	15,390
Net cash provided by investing activities - continuing operations	-	15,390
Net cash used in investing activities - discontinued operation	-	(7)
Net cash provided by investing activities	-	15,383
Financing activities
Payments on borrowings	-	(5,056)
Proceeds from sales of common stock, net of issuance costs	42,193	6,879
Proceeds from exercise of options to purchase common stock	-	58
Payments on stock repurchases	-	(502)
Net cash provided by financing activities	42,193	1,379

Effect of exchange rate on cash	-	9
Net increase in cash and restricted cash	31,603	902
Cash and cash equivalents at the beginning of the period	3,934	1,955
Cash and cash equivalents at the end of the period	$35,537	$2,857

Supplemental disclosure of cash flow information
Interest paid	$22	$1,140
Income taxes paid	$40	$-
Supplemental disclosures of non-cash financing activities:
Issuance of common stock upon conversion of the 2022 Promissory Note	$4,505	$800
Issuance of common stock for payment of bonuses and consulting fees	$35	$379
Non-cash exchange of digital assets	$-	$557
Issuance of common stock under the 2018 Employee Stock Purchase Plan, previously accrued	$-	$47

Non-GAAP Financial Measures and Reconciliation

Non-GAAP financial measures should be considered in addition to, not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. They are not measurements of our financial performance under GAAP and should not be considered as alternatives to revenue or net loss, as applicable, or any other performance measures derived in accordance with GAAP and may not be comparable to other similarly titled measures of other businesses. Our non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for analysis of our operating results as reported under GAAP. Some of these limitations include: (i) non-cash compensation is and will remain a key element of our overall long-term incentive compensation package, although we exclude it as an expense when evaluating its ongoing operating performance for a particular period, (ii) our non-GAAP financial measures do not reflect the impact of certain charges resulting from matters we consider not to be indicative of ongoing operations, and (iii) other companies in our industry may calculate our non-GAAP financial measures differently than we do, limiting their usefulness as comparative measures.

We compensate for these limitations to our non-GAAP financial measures by relying primarily on our GAAP results and using our non-GAAP financial measures only for supplemental purposes. Our non-GAAP financial measures include adjustments for items that may not occur in future periods. However, we believe these adjustments are appropriate because the amounts recognized can vary significantly from period to period, do not directly relate to the ongoing operations of our business and complicate comparisons of our internal operating results and operating results of other peer companies over time. Each of the normal recurring adjustments and other adjustments described in this paragraph help management with a measure of our operating performance over time by removing items that are not related to day-to-day operations or are non-cash expenses.

Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2024	2023	2024	2023
Net loss from continuing operations	$(2,760)	$(13,717)	$(7,683)	$(21,843)
Add back: Depreciation	4	21	12	63
Add back: Interest expense	10	264	126	1,354
Less: Interest income	(381)	-	(760)	-
EBITDA	(3,127)	(13,432)	(8,305)	(20,426)
Add back: Stock-based compensation	242	838	1,532	3,662
Add back/less: Loss (gain) on extinguishment of debt	-	237	(535)	237
Add back: Impairment of goodwill	-	9,043	-	9,043
Less: Gain on sale of digital assets	-	-	-	(5,310)
Adjusted EBITDA	$(2,885)	$(3,314)	$(7,308)	$(12,794)